Exhibit 10.2

EXECUTION COPY

STOCK PURCHASE AGREEMENT

By and between

EPIX MEDICAL, INC.

And

DR. MARTIN R. PRINCE

Dated as of November 17, 2003

THIS AGREEMENT, dated as of November 17, 2003, is by and between EPIX MEDICAL, INC. (the “Company”), a Delaware corporation with its principal offices at 71 Rogers Street, Cambridge, Massachusetts 02142, and Dr. Martin R. Prince, an individual residing at the address set forth in the IP Agreement (as defined below) (“the Purchaser”).

WHEREAS the Company and the Purchaser are entering into an Intellectual Property Agreement (the “IP Agreement”) dated as of the date hereof, and the IP Agreement contemplates that the parties hereto shall enter into this Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the IP Agreement and this Stock Purchase Agreement, the parties agree as follows:

SECTION 1.                                Definitions.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to them in the IP Agreement.

SECTION 2.                                Authorization of Sale of the Shares.  The Board of Directors of the Company has authorized the issuance and sale to the Purchaser of 132,000 shares (each, a “Share” and, collectively, the “Shares”) of common stock, $.01 par value per share (“Common Stock”), of the Company.

SECTION 3.                                Agreement to Sell and Purchase the Shares.  The Company hereby agrees to issue and sell to the Purchaser at the Closing (as defined in Section 4 hereof), upon the terms and conditions hereinafter set forth, the Shares for the consideration set forth in the IP Agreement, including the discharges, releases, promises and covenants not to sue contained therein (the “Equity Consideration”). The aggregate purchase price for the Shares shall be the Equity Consideration, and no further consideration shall be due or payable under this Agreement.

SECTION 4.                                Delivery of the Shares at the Closing.  (a)  The Company shall deliver to Purchaser on January 2, 2004 (the “Closing”) the Shares (as appropriately adjusted for any stock split, stock dividend, combination of shares, recapitalization or other similar event that occurs after the date of this Agreement but before the Closing) and, to the extent tax reporting is required, shall report the delivery of the Shares to the Purchaser as taxable for the taxable year 2004.  Notwithstanding the foregoing, if a Change of Control shall occur after the date of this Agreement but before the Closing, the Company shall deliver the Shares to the Purchaser at least two (2) business days prior to such Change of Control, in which case such accelerated date shall be the Closing.  For the purpose of this Agreement a Change of Control shall mean (i) the occurrence of a merger or consolidation of the Company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to remain outstanding and to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such surviving entity outstanding immediately after such merger or consolidation, or (ii) the approval by the stockholders of the Company of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b)                                 At the Closing the Company shall deliver to Purchaser one or more stock certificates, pursuant to the Purchaser’s reasonable request.  Each such certificate shall be registered in the name of the Purchaser.  The Company’s obligation to issue and deliver the Shares at the Closing shall be subject to the following conditions, which may be waived by the Company:  (i) the representations and warranties made by the Purchaser herein shall be true, correct and complete in all material respects as of the date of this Stock Purchase Agreement and (ii) the Company shall have received a certificate executed by the Purchaser certifying as to the same.  The Purchaser’s obligation to purchase the Shares shall be subject to the fulfillment of the following conditions, any of which may be waived by the Purchaser: (i) the representations and warranties made by the Company herein shall be true, correct and complete in all material respects as of the date of this Stock Purchase Agreement, and (ii) the Purchaser shall have received a certificate executed by an officer of the Company certifying as to the same.

SECTION 5.                                Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

5.1                                 Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so registered or qualified would have a material adverse effect upon the results of operations or its business.

5.2                                 Due Authorization.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Stock Purchase Agreement and to consummate the transactions contemplated hereby.  This Stock Purchase Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3                                 No Material Adverse Change.  Subsequent to the last day of the fiscal quarter covered by the most recent Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”), other than the IP Agreement, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its condition (in each case, financial or other), results of operations or business.

5.4                                 Capitalization.  As of October 31, 2003, the Company had a total authorized capitalization consisting of (i) 40,000,000 shares of Common Stock, of which 22,033,754 shares were outstanding, and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares were outstanding.  As of October 31, 2003, the Company has reserved 3,830,956 shares of Common Stock for issuance upon the exercise of outstanding stock options, 919,454 shares for issuance upon the exercise of stock options available for future grant under the Company’s stock option plans, and 59,720 shares of Common Stock for purchase under the Company’s Employee Stock Purchase Plan.  Except as set forth above, (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and (ii) there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of

Common Stock or other securities of the Company and as of the date hereof, there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable.  The Shares have been duly authorized and, when issued pursuant to the terms of this Stock Purchase Agreement, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances (other than pledges, liens or encumbrances created by Purchaser).

5.5                                 No Conflicts; Consents.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.  No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than such as have been made or obtained.

5.6                                 No Actions. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, which seeks to prevent the transactions contemplated by this Agreement or would otherwise reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

5.7                                 Securities and Exchange Commission Filings.  The Company has timely filed with the SEC all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The following documents, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

(i)                                     the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(ii)                                  the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(iii)                               the Company’s Proxy Statement for its 2003 Annual Meeting of Stockholders;

(iv)                              the Company’s Prospectus Supplement (To Prospectus dated January 15, 2003) dated August 7, 2003 filed pursuant to Rule 424(b)(5) promulgated under the Securities Act; and

(v)                                 all other documents, if any, filed by the Company with the Commission since June 30, 2003 pursuant to the reporting requirements of the Exchange Act.

5.8                                 Transfer Taxes.  All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to the Purchaser under this Agreement (i) in the Commonwealth of Massachusetts will be, or will have been, fully paid or provided for by the Company and (ii) in the State of Michigan will be, or will have been, fully paid or provided for by the Purchaser.

5.9                                 Investment Company.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.                                Representations and Warranties of the Purchaser.

6.1                                 Purchase of Shares.  The Purchaser hereby represents and warrants to the Company as follows: (i) the Purchaser has had an opportunity to ask questions of and receive answers from the management of the Company regarding the Company, its business and the terms and conditions of the offering of the Shares and (ii) the Purchaser acknowledges that it can bear the economic risk of this investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of his investment in the Shares.

6.2                                 Further Representations by the Purchaser.  The Purchaser further represents that he has satisfied himself as to the observance in all material respects of the laws of the State of Michigan that are required to be complied with by him in connection with (i) the legal requirements of the State of Michigan for the acquisition of the Shares, (ii) any foreign exchange restrictions imposed by the State of Michigan applicable to such acquisition, (iii) any governmental or other consents of the State of Michigan required to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the acquisition, holding, redemption, sale or transfer of the Shares.  The Purchaser further represents that he (i) is not a minor, (ii) has the legal capacity to execute this Stock Purchase Agreement and has done so willingly and voluntarily, (iii) has sought and received the advice of counsel in all matters pertaining to this Stock Purchase Agreement and (iv) has duly executed and delivered this Stock Purchase Agreement, which constitutes a valid and binding obligation of, the Purchaser enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 7.                                Additional Agreements.

7.1                                 Prospectus Supplement.  The Company hereby covenants and agrees that:

(a)                                  the Shares shall be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-84566) declared effective by the SEC on January 15, 2003 (the “Initial Registration Statement”);

(b)                                 as of the date hereof, no stop order suspending the effectiveness of the

Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated by the SEC;

(c)                                  not later than the second business day following the date hereof, the Company shall file with the SEC, a prospectus supplement pursuant to Rule 424(b) (the “Prospectus Supplement”);

(d)                                 the Shares are listed on the Nasdaq National Market pursuant to a Notification Form for the Listing of Additional Shares, which has been previously filed with Nasdaq by the Company; and

(e)                                  the Company shall bear all expenses in connection with the authorization, issuance, sale, preparation and delivery of the Shares, including the filing of the Prospectus Supplement.

SECTION 8.                                Survival of Representations, Warranties and Agreements; Indemnification.

8.1                                 Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Stock Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution hereof, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

8.2                                 Indemnification by the Company.  (a) The Company hereby agrees to defend, indemnify and hold the Purchaser harmless from and against any damages, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses) that are actually sustained by the Purchaser as a result of or based upon a material breach of any representation, warranty or agreement of the Company in this Stock Purchase Agreement, or by reason of any claim, action or proceeding asserted or arising out of a material breach of any such representation, warranty or agreement.

(b)                                 The Company will indemnify and hold harmless the Purchaser against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) insofar as such claims, losses, expenses, damages and liabilities (or action in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement that relates to the issuance of the Shares, including financial statements and schedules and all other documents filed as a part thereof or incorporated by reference therein (the “Registration Statement”) or the Prospectus Supplement, or any amendment or supplement to the Registration Statement or Prospectus Supplement, or arise out of or are based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein.  For the purpose of this Section 8.2, the term “Registration Statement” shall also include any preliminary or final prospectus included in or relating to the Registration Statement or any supplement or amendment to the Registration Statement or preliminary or final prospectus.

8.3                                 Indemnification by the Purchaser.  (a) The Purchaser hereby agrees to defend, indemnify and hold the Company and its officers, directors, employees and agents (collectively, the “Company Indemnitees”) harmless from and against any damages, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses) which are actually sustained by the Company Indemnitees as a result of or based upon a material breach of any representation, warranty or agreement of the Purchaser in this Stock Purchase Agreement, or by reason of any claim, action or proceeding asserted or arising out of a material breach of any such representation, warranty or agreement.

(b)                                 The Purchaser will indemnify the Company and each of its directors and officers and each person who controls the Company against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) insofar as such claims, losses, expenses, damages and liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or any amendment or supplement thereto or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is made in such Prospectus Supplement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein; provided that in no event shall any indemnity under this Section 8.3 exceed the net proceeds received by the Purchaser from the sales of Shares pursuant to such Registration Statement or Prospectus.

8.4                                 Contribution.  In order to provide for just and equitable contribution in any case in which any person exercising rights under this Section 8 makes a claim for indemnification, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, then, the Company and the Purchaser will contribute to the aggregate losses, claims, expenses, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  Notwithstanding any provision of this Section 8.4 to the contrary, in no event shall any amount required to be contributed by the Purchaser exceed the net proceeds received by the Purchaser from the sales of Shares pursuant to the Registration Statement or Prospectus Supplement which contained such untrue or alleged untrue statement of a material fact or omitted or allegedly omitted to state a material fact.

8.5                                 Indemnification Procedures.  Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure resulted in actual detriment to the Indemnifying Party.  Notwithstanding the foregoing, if the defendants in any such claim or litigation include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such claim or litigation or that there may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right, at the Indemnifying Party’s expense, to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on the Indemnified Party’s behalf.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

SECTION 9.                                No Fee.  The parties hereto hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

SECTION 10.                          Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

if to the Company, to:

EPIX Medical, Inc.

71 Rogers Street

Cambridge, Massachusetts 02142

Tel: (617) 250-6000

Fax: (617) 250-6031

Attention:  Chief Executive Officer

with a copy to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Tel: (617) 542-6000

Fax: (617) 542-2241

if to the Purchaser, to:

Dr. Martin R. Prince

At the address set forth

in the IP Agreement

with a copy to:

Neil A. Steinberg, Esq.

Steinberg & Whitt, LLP

2665 Marine Way, Suite 1150

Mountain View, California

Tel: (650) 968-8079

Fax: (650) 968-8102

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

SECTION 11.                          Changes.  Any term of this Stock Purchase Agreement may be amended or compliance therewith waived with the written consent of the parties hereto.

SECTION 12.                          Assignment.  The rights and obligations under this Stock Purchase Agreement may not be assigned by any party hereto without the prior written consent of the other party.  Any assignee of the rights and obligations under this Stock Purchase Agreement pursuant to this Section 12 shall agree to be bound by the terms and conditions contained in this Stock Purchase Agreement.

SECTION 13.                          Benefit.  All statements, representations, warranties, covenants and agreements in this Stock Purchase Agreement shall be binding on, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.  Other than Sections 8.2 and 8.3 hereof, nothing herein shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Stock Purchase Agreement.

SECTION 14.                          Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Stock Purchase Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby or thereby are consummated.

SECTION 15.                          Headings.  The headings of the various sections of this Stock Purchase Agreement have been inserted for convenience of reference only and shall not be deemed to be part hereof.

SECTION 16.                          Severability.  In case any provision contained in this Stock Purchase Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 17.                          Governing Law.  This Stock Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of law.

SECTION 18.                          Counterparts.  This Stock Purchase Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the 17th day of November 2003.

EPIX MEDICAL, INC.

By:	/s/ Peyton J. Marshall
Name:	Peyton J. Marshall
Title:	Chief Financial Officer

By:	/s/ Martin R. Prince
Martin R. Prince